                                                                    EXHIBIT 12.1

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                                                            9 MONTHS
                                                                 YEAR ENDED DECEMBER 31,                      ENDED
                                                 -------------------------------------------------------  SEPTEMBER 30,
                                                   1988       1989        1990        1991       1992         1993
                                                 ---------  ---------  ----------  ----------  ---------  -------------
Income (Loss) from Operations Before Minority
 Equity, Income Taxes, Extraordinary Items and
 Accounting Changes............................  $  25,848  $   1,178  $  (24,407) $  (34,178) $  (6,868)  $      (176)
Add:
  Interest expense.............................      2,807     57,879      61,596      47,425     42,726        31,400
  Portion of rents representative of interest
   factor (1)..................................          0      1,300       1,200       1,200      1,267         1,267
                                                 ---------  ---------  ----------  ----------  ---------  -------------
Income As Adjusted.............................  $  28,655  $  60,357  $   38,389  $   14,447  $  37,125   $    32,491
                                                 ---------  ---------  ----------  ----------  ---------  -------------
                                                 ---------  ---------  ----------  ----------  ---------  -------------
Fixed Charges:
  Interest expense.............................  $   2,807  $  57,879  $   61,596  $   47,425  $  42,726   $    31,400
  Portion of rent representative of interest
   factor (1)..................................          0      1,300       1,200       1,200      1,267         1,267
                                                 ---------  ---------  ----------  ----------  ---------  -------------
Fixed Charges..................................  $   2,807  $  59,179  $   62,796  $   48,625  $  43,993   $    32,667
                                                 ---------  ---------  ----------  ----------  ---------  -------------
                                                 ---------  ---------  ----------  ----------  ---------  -------------
Ratio of Earnings to Fixed Charges.............      10.2x       1.0x        0.6x        0.3x       0.8x          1.0x

- ------------------------
(1) That portion of operating lease rental expense which is representative of the interest factor (deemed by management to be one-third of rental expense).

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
          COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

    The following computations for the year ended December 31, 1992, and nine months ended September 30, 1993, reflect, on a pro forma basis, earnings available for fixed charges, fixed charges and resultant ratios. The computations give effect to the refinancing indicated in the document.

                                                                               YEAR ENDED
                                                                              DECEMBER 31,  NINE MONTHS ENDED
                                                                                  1992      SEPTEMBER 30, 1993
                                                                              ------------  ------------------
Income (Loss) from Operations Before Minority Equity, Income Taxes,
 Extraordinary Items and Accounting Changes.................................   $     (442)      $    4,397
Add:
  Interest expenses.........................................................       35,500           26,227
  Annual amortization of debt expenses arising from the offering............          800              600
  Portion of rents representative of interest factor (1)....................        1,267            1,267
                                                                              ------------        --------
Income As Adjusted..........................................................   $   37,125       $   32,491
                                                                              ------------        --------
                                                                              ------------        --------
Fixed Charges:
  Interest expense..........................................................   $   35,500       $   26,227
  Annual amortization of debt expenses arising from the offering............          800              600
  Portion of rent representative of interest factor (1).....................        1,267            1,267
                                                                              ------------        --------
Fixed Charges...............................................................   $   37,567       $   28,094
                                                                              ------------        --------
                                                                              ------------        --------
Pro Forma Ratio of Earnings to Fixed Charges................................         1.0x              1.2x

- ------------------------
(1) That portion of operating lease rental expense which is representative of the interest factor (deemed by management to be one-third of rental expense).

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
            COMPUTATION OF RATIO OF EBITDA TO CASH INTEREST EXPENSE
                             (DOLLARS IN THOUSANDS)

                                                                                                            9 MONTHS
                                                                 YEAR ENDED DECEMBER 31,                      ENDED
                                                 -------------------------------------------------------  SEPTEMBER 30,
                                                   1988       1989        1990        1991       1992         1993
                                                 ---------  ---------  ----------  ----------  ---------  -------------
Income (Loss) from Operations Before Minority
 Equity, Income Taxes, Extraordinary Items and
 Accounting Changes............................  $  25,848  $   1,178  $  (24,407) $  (34,178) $  (6,868)  $      (176)
Add:
  Interest expense.............................      2,807     57,879      61,596      47,425     42,726        31,400
  Depreciation and amortization................     10,316     18,186      20,784      20,931     21,054        17,192
  Amortization of cost in excess of net assets
   acquired....................................          0      1,252       1,250       1,250      1,250           937
  Other amortization...........................          0      1,705       2,717       2,876      2,727         1,408
                                                 ---------  ---------  ----------  ----------  ---------  -------------
EBITDA.........................................  $  38,971  $  80,200  $   61,940  $   38,304  $  60,889   $    50,761
                                                 ---------  ---------  ----------  ----------  ---------  -------------
                                                 ---------  ---------  ----------  ----------  ---------  -------------
Cash Interest Expense:
  Interest expense.............................  $   2,807  $  57,879  $   61,596  $   47,425  $  42,726   $    31,400
  Less noncash interest:
    Amortization of debt discount..............     (1,615)   (26,638)    (24,690)     (1,045)    (1,181)       (1,010)
    Amortization of debt expense...............          0       (368)       (350)       (299)      (294)         (220)
                                                 ---------  ---------  ----------  ----------  ---------  -------------
Cash Interest Expense..........................  $   1,192  $  30,873  $   36,556  $   46,081  $  41,251   $    30,170
                                                 ---------  ---------  ----------  ----------  ---------  -------------
                                                 ---------  ---------  ----------  ----------  ---------  -------------
Ratio of EBITDA to Cash Interest Expense.......      32.7x       2.6x        1.7x        0.8x       1.5x          1.7x

                 INTERNATIONAL CONTROLS CORP. AND SUBSIDIARIES
       COMPUTATION OF PRO FORMA RATIO OF EBITDA TO CASH INTEREST EXPENSE
                             (DOLLARS IN THOUSANDS)

    The following computations for the year ended December 31, 1992, and nine months ended September 30, 1993, reflect, on a pro forma basis, EBITDA, cash interest expense and the resultant ratios. The computations give effect to the refinancing of certain indebtedness as identified herein.

                                                                               YEAR ENDED
                                                                              DECEMBER 31,  NINE MONTHS ENDED
                                                                                  1992      SEPTEMBER 30, 1993
                                                                              ------------  ------------------
Income (Loss) from Operations Before Minority Equity, Income Taxes,
 Extraordinary Items and Accounting Changes.................................   $     (442)      $    4,397
Add:
  Interest expense..........................................................       35,500           26,227
  Depreciation and amortization.............................................       21,054           17,192
  Amortization or cost in excess of net assets acquired.....................        1,250              937
  Other amortization........................................................        3,527            2,008
                                                                              ------------        --------
EBITDA......................................................................   $   60,889       $   50,761
                                                                              ------------        --------
                                                                              ------------        --------
Cash Interest Expense:
  Interest expense..........................................................   $   35,500       $   26,227
  Less noncash interest:....................................................
    Amortization of debt discount...........................................          (73)             (63)
    Amortization of debt expense............................................         (294)            (220)
                                                                              ------------        --------
Cash Interest Expense.......................................................   $   35,133       $   25,944
                                                                              ------------        --------
                                                                              ------------        --------
Pro Forma Ratio of EBITDA to Cash Interest Expense..........................         1.7x              2.0x